                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            __________


                             FORM 8-K


                          CURRENT REPORT


              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)              May 13, 1996
                                                        ---------------------

                   STARLIGHT ACQUISITIONS, INC.
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



           COLORADO                     33-28562               84-1107575
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of Incorporation)                                   Identification No.)


          1328 Starwood Lane, Evergreen, Colorado 80439
             (Address of Principal Executive Offices)


Registrant's telephone number, including area code:         (303) 674-8953
                                                        ---------------------



           -----------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     Effective May 10, 1996, Starlight Acquisitions, Inc. ("Starlight"), a Colorado corporation, acquired all the outstanding capital stock of Toucan Mining Limited ("Toucan"), a company organized under the laws of the Isle of Man, in exchange for shares of common stock, no par value, (the "Common Stock") of Starlight (the "Share Exchange) pursuant to a Share Exchange Agreement (the "Agreement"), dated May 10, 1996, by and among Starlight and the shareholders of Toucan. As a result of the Share Exchange, a change in control of Starlight occurred. See Item 2 for a description of the Share Exchange and related transactions. The Agreement is set forth as an exhibit hereto.

          [THIS IS A CHART ILLUSTRATING THE CORPORATE
          STRUCTURE OF STARLIGHT AND ITS SUBSIDIARIES.]



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     THE SHARE EXCHANGE

     GENERAL. Effective May 10, 1996 (the "Effective Date"), Toucan became a wholly owned subsidiary of Starlight. Pursuant to the terms of the Agreement, each shareholder of Toucan received seven shares of Common Stock of Starlight for each share of common stock of Toucan held by such stockholder. The shares of Common Stock received by the Toucan shareholders in the Share Exchange were issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") and, therefore, are restricted stock. Starlight intends, but is not obligated to, file a registration statement under the Securities Act to register the sale of such shares at some time in the future in which event the offering will be made only by means of a prospectus. As of May 10, 1996, Starlight has 5,101,459 shares of Common Stock outstanding, after the Share Exchange. All warrants of Starlight outstanding prior to the Effective Date have expired, and Starlight issued new warrants on May 10, 1996, to purchase an additional 100,000 shares of Common Stock at an exercise price of $4.00 per share, which are immediately exercisable and expire on the later of the eighteenth month anniversary of the issuance date or (ii) the six month anniversary of the closing of the first registration of securities by the Company. The new warrants were issued to former officers and directors of Starlight in consideration of, among other things, their agreement to indemnify Toucan and Starlight with respect to certain representations in the Agreement. The holders of such warrants have certain piggy-back registration rights with respect to the shares of Common Stock underlying such warrants. Former stockholders of Toucan now own approximately 89% of the issued and outstanding Common Stock of Starlight on a fully-diluted basis. See Appendix A for a description of the ownership of Common Stock by the directors and officers of Starlight, Toucan and MBL and the 5% or greater shareholders of Starlight.

     DIRECTORS AND OFFICERS OF STARLIGHT. Effective May 10, 1996, the directors of Starlight are Robert Jeffcock, L. Clark Arnold and Don Box. Jay Lutsky will serve as an advisory director of Starlight. Mr. Jeffcock serves as Chief Executive Officer, Chief Financial Officer and Secretary of Starlight, Mr. Arnold serves as Executive Vice President Exploration and Mr. Box serves as Assistant Secretary.

     ROBERT JEFFCOCK - From 1987 until 1990 Mr. Jeffcock was the Managing Director of Blue Angel Mining Ltd., a gold exploration company in Ecuador and from 1990 until 1994 he was a director of Atlantis Diamonds Ltd., which was involved in diamond exploration and production in Brazil. In 1981, Mr. Jeffcock was the co-founder and President of Isle Resources Inc., a public oil and gas company. In 1984, Mr. Jeffcock co-founded Lysander Petroleum Ltd., which is now Melrose Energy Plc. Mr. Jeffcock is also Chairman of Lone Mountain Mining Corp., a U.S. mining company. Mr. Jeffcock was born in 1939, and educated at Bedales School and at Aiglon School Villars, Switzerland.

     L. CLARK ARNOLD - Mr. Arnold is a registered professional geologist in the State of Arizona. Since the mid-1970s Mr. Arnold has engaged in a consulting practice located in Tucson, Arizona, focused on mineral exploration in Southwest U.S., South America and the Southwest Pacific. Mr. Arnold was born in 1940 and holds a MS Degree and a Ph.D Degree in Geology, both from the University of Arizona.

     DON BOX - Mr. Box is the Chairman of the Board of Directors of Box Energy Corporation, a public company owning oil and gas interests in the Gulf of Mexico and mainland U.S. Mr. Box was born in 1950 and holds a bachelor of Arts degree from the University of Pennsylvania, a Bachelor of science degree in Economics from the Warton School of Business and a Masters degree in Business Administration from Southern Methodist University.

     JAY LUTSKY - Mr. Lutsky has been the Vice President and a Director of Starlight since its inception. From February 1988 through May 1988 Mr. Lutsky served as a director of Videocomm, Inc., a company engaged in producing advertising and promotional videos. From December 1986 to May 1990, Mr. Lutsky served as President and a Director of Eagle Venture Acquisitions, Inc., a public company formed for the purpose of evaluating potential business opportunities with the intent of acquiring such an opportunity. In May 1990, Eagle Venture Acquisitions, Inc. merged with Network Real Estate, Inc., of Soquel, California, a real estate brokerage firm. Mr. Lutsky resigned as President but remained as a Director until March 1994. Mr. Lutsky was born in 1943 and earned a Bachelor of Science degree in 1967 from Kent State University.

     TOUCAN

     GENERAL. Toucan is an exploration stage company incorporated on November 3, 1995 under the laws of the Isle of Man (British Isles). The principal executive office of Toucan is located at Celtic House, Victoria Street, Douglas, Isle of Man IM99 1QZ. Toucan conducts its operations primarily through its wholly owned subsidiary, Mineradora de Bauxita Ltda. ("MBL"), which is an authorized mining company organized under the laws of Brazil. The registered office of MBL is located at Rua 24 de Outubro no. 3313, Santarem, state of Para, Brazil. MBL has been financed entirely by Toucan for the purpose of conducting mineral exploration, specifically gold exploration. The sole asset of MBL is mineral claims in the Cuiaba Basin, Mato Grosso, Brazil. See "Description of Exploration and Mining Concessions" below.

     MANAGEMENT. The directors of Toucan are Robert Jeffcock, Paraic O'Dowd and Jonathan Ely. Mr. Jeffcock serves as Managing Director of Toucan. The directors of MBL are Julio Lambertson Rabello and Carlos Edvardo Lins E Silva. Igor Mousasticoshvily, a U.S. trained geologist, serves as Chief of Operations of MBL. Neither Toucan nor MBL are required to have titled officers.

     DESCRIPTION OF EXPLORATION AND MINING CONCESSIONS. Under the Brazilian Federal Constitution, all mineral resources belong to Brazil. Prospecting and mining of mineral resources may be carried out only following the grant of a prospecting authorization or mining concession by the National Mineral Production Department ("DNPM"), an agency of the Ministry of Mines and Energy, which administers the Brazilian Mining Code and other laws and regulations governing prospecting and mining operations in Brazil. Mining concessions are granted only to Brazilian companies that have been duly authorized by the Ministry of Mines and Energy to act as a mining company. In 1995, the Brazilian government approved a constitutional amendment that eliminated the requirement of Brazilian control of mining companies, so that a Brazilian mining company can be 100% foreign owned and still qualify as a mining company.

     Mining concessions are granted only after exploration proves the existence of a mineral deposit that is economically exploitable. Concessions are granted for an indeterminate period of time lasting until the exhaustion of the mineral deposit. Minerals extracted under the authority of a concession belong to the concession holder. Concessions may be transferred to third parties with the approval of the DNPM, provided the transferee has the necessary qualifications to own a concession and to act as a mining company.

     The Mining Code and the Federal Constitution impose on mining companies requirements relating to, among other things, the manner in which mineral deposits are exploited, the health and safety of workers, the protection and restoration of the environment, the prevention of pollution and the promotion of the health and safety of local communities where the mines are located. The Mining Code also imposes certain notification and reporting requirements.

     MBL has exploration claims to 931,758 Hectares ("Ha") (2.47 Acres to 1
Ha) in the Cuiaba Basin. This area is approximately 160 kilometers long in a northeast/southwest direction and is from 30-100 kilometers wide. The claims are located between 15 DEG. - 16 DEG. 30' South latitude and between
55 DEG. 40' - 57 DEG. West longitude. The large, provincial city of Cuiaba, the capital of Mato Grosso, is located within MBL's claim area. See map below.

     No further payments are necessary to perfect ownership of the claims by MBL. Brazilian law requires that the claims will, in due course, be advertised by the Brazilian authorities in the Government Gazette. This can occur from one to twenty years from the date of making the claims. Once the claims are published in the Government Gazette an annual tax is payable of 20 cents per Ha on those advertised claims.

     Claim owners have three years from the date of publication in the Government Gazette in which to submit the results of their exploration program. If the results appear economically viable, a mining feasibility study is prepared as well as an environmental study from an independent consulting firm. The feasibility study and the environmental study have to be submitted to the DNPM simultaneously.

     On request and at the discretion of the DNPM, an additional one to three years can be granted to continue exploration work. In the event that the feasibility study shows a mine to be economically exploitable and the environmental study is satisfactory, a mining concession is granted. The mining concession has no expiration date and lasts as long as the mine is economically viable and the operations are maintained in accordance with the rules and regulations of the DNPM.

     MBL's original claim also covered an additional 303,190 Ha in the same basin, which were contested by a previous claimant. The Ministry of Mines and Energy ruled against the previous claimant, and the decision was published in the Government Gazettee on April 22, 1996. Accordingly, MBL's claim to the additional 303,190 Ha will become effective on May 23, 1996, after which MBL is able to apply to the DNPM for formal documentation of the claim. MBL's claims, including the claims referred to above, will then extend to 1,234,948 Ha or 4,766 square miles.

     At this time, MBL is an exploration stage company and has no probable or proven reserves as defined by the rules and regulations of the Securities and Exchange Commission.

          [THIS IS A MAP OF SOUTH AMERICA ILLUSTRATING
            THE LOCATION OF THE MBL CLAIMS IN BRAZIL.]

     ACCESS TO CLAIMS. The Cuiaba Basin has a network of hard top roads that are generally in good condition. MBL's claims are also criss-crossed with sand and gravel roads, the majority of which are well maintained. Daily scheduled commercial air service is available to and from Cuiaba.

     LANDOWNERS. The majority of land covered by MBL's claims is a sandy gravely soil covered in light scrub. Cattle ranching is the principal agricultural activity. Except where the claims fall within a township such as Cuiaba, the majority of the land has a low agricultural value.

     Mining companies are subject to certain financial obligations, including the payment of compensation to private property owners for damage and loss of income caused by the use and occupation of their land in connection with mining activities. Even though MBL owns the mining claims, access to the land has to be negotiated with the surface owners. In the event that agreement cannot be reached with the surface owner, MBL can still conduct mining operations on the property by seeking a judicial order to determine the amount of surface damage to the property and to grant the surface owner a royalty on future production.

     BRIEF HISTORY OF PREVIOUS OPERATIONS. Gold mining in the Cuiaba Basin began around 1719. Mining activity was sporadic, tending to coincide with periods of high gold price or technical innovations that enabled profitable extraction of the gold. The most recent phase of activity occurred during the 1980's when a period of high gold prices coincided with the availability of sophisticated metal detectors. Miners quickly realized that by using this equipment, near-surface gold mineralization (nuggets) could be readily located and recovered with the help of earth moving equipment. Thousands of hectares were stripped of soil and vegetation. The easily located nugget fields now appear to be exhausted as do the majority of the easily mined mineralized quartz veins.

     CLIMATE. Exploration and mining operations are possible throughout the year. The rainy season is from December through to April. There are only occasional thunder storms from May to December. In summer (December - February) the temperature can reach as high as 45 degrees Centigrade although the mean temperature is 35 degrees Centigrade.

     ENVIRONMENT.   Previous miners have stripped thousands of hectares of
soil and vegetation in the Cuiaba Basin. MBL will arrange to document the existing environmental condition of its claims to place on record with the environmental authorities the damage done to the environment by previous operators. Environmental regulation and protection in Brazil is based on provisions of the Federal Constitution, and of federal, state and municipal legislation. Mining and industrial activities require the preparation of an environmental impact statement and the acquisition of an environmental permit. In addition, the Mining Code requires the reclamation and restoration of mined areas.

     DESCRIPTION OF THE ROCK FORMATIONS AND MINERALIZATION.   The rocks of
the Cuiaba Basin are phyllites of Archean age, which means they are amongst the oldest rocks known and, although they were originally formed from fine grained sediments (mudstones and siltstones), they have been converted to micaceous metamorphic rocks as a result of exposure to elevated temperatures and pressures.

     The Cuiaba Basin has apparently been unusually tectonically stable over an extended period of geologic time, allowing the development of a very deep weathering profile in a climate characterized by alternating wet and dry conditions.

     Primary gold mineralization appears to be related to irregular quartz veins thought to have formed during a period of metamorphism. The near surface gold mineralization (nuggets, flakes and colours) is believed by management to have developed as a result of leaching and upward migration of gold in solution during development of the soil profile. Similar gold occurrences or "nugget patches" recently recognized in

Western Australia have been found to be associated with primary gold mineralization at depth. Management believes that the broad areas of nugget development in the Cuiaba Basin suggest surface manifestations of deeper, disseminated and probably very fine grained, primary gold mineralization of the sort found in Western Australia.

     GOLD SALES. Gold mined in Brazil must be sold (i) to the Central Bank of Brazil (via one of their registered agents), (ii) to the Sao Paulo gold exchange or (iii) to any registered gold buyer in Brazil. The price paid is normally the London afternoon Gold Fix. On occasion a premium is paid of typically 2%. The agent charges a commission that is normally between 0.5 - 1.0%. The seller of the gold is paid in U.S. Dollars.



 BRAZILIAN TAXATION. In general, Brazilian mining companies are subject to a 25% income tax and an 8% social security contribution. Dividends paid to shareholders domiciled abroad are subject to a 15% withholding tax by the Brazilian taxing authority.


    EXCHANGE CONTROLS. Subject to certain registration requirements with the Central Bank of Brazil, MBL may repatriate U.S. Dollars earned from its Brazilian operations to Toucan or Starlight through the repayment of loans and the payment of dividends. On occasions in the past, Brazil has imposed temporary restrictions on the conversion and remittance of foreign capital, for example when there was a serious imbalance in Brazil's balance of payments. In such circumstances Starlight could be adversely affected, if the exchange control rules were changed to delay or deny remittances abroad from MBL.

     PLAN OF OPERATIONS.   MBL intends to undertake a program of mineral
exploration to target and explore selected areas of its Brazilian mining claims to determine which areas are most likely to contain economic gold mineralization. A mapping program based upon satellite imagery will precede field investigation, which will include detailed geologic mapping, geochemical sampling and drilling in accordance with standard exploration practice. A program of this nature (bearing in mind the size of MBL's claim area) is likely to take several years and could involve joint ventures. In the event of encouraging results in a particular area, a more concentrated study (with closely spaced drilling and metallurgical analysis) will be undertaken to provide the basis of a feasibility study for mineral development. MBL will also be working to acquire additional claims in the Cuiba basin.

     To fund this program for up to two years and to pay for normal expenses, Starlight plans to raise approximately $4 million, net of offering costs.
The expenses for the first 12 months are anticipated to be approximately $2.5 million of which approximately 80% is expected to be spent on direct or ancillary in-ground exploration costs and 10% on the acquisition of future claims. The plan will be subject to review depending on the results obtained. Costs could rise if, among other things, the weather proves untypically harsh, unforeseen ground conditions are encountered, equipment becomes difficult to source or negotiations with surface owners become prolonged. MBL may spend more or less on claim acquisitions than currently estimated. There can be no assurance that the exploration program will result in the discovery of economic gold mineralization. The matters discussed herein contain forward-looking statements that involve certain risks, uncertainties and additional costs detailed herein. The actual results that are achieved may differ materially from any forward-looking projections, due to such risks, uncertainties and additional costs.

     If Starlight succeeds in its fund raising efforts and meets NASDAQ listing requirements, it intends to apply to NASDAQ for listing.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On May 10, 1996, the Board of Directors removed Comiskey & Company, P.C., as Starlight's principal accountants.

     None of the reports of Comiskey & Company, P.C. on the financial statements of Starlight for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During Starlight's two most recent fiscal years and the subsequent interim period preceding such resignation, there were no disagreements with Comiskey & Company, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in
Item 304(a)(1)(v) of Regulation S-K occurred with respect to Starlight and Comiskey & Company, P.C.

     Pursuant to Item 4(a) of Form 8-K and Item 304(a)(3) of Regulation S-K, Starlight has provided Comiskey & Company, P.C. with a copy of this Form 8-K and Comiskey & Company, P.C. has provided to Starlight a response addressed to the Securities and Exchange Commission as to Comiskey & Company, P.C.'s agreement with the statements made in this Item 4 with respect to Comiskey & Company, P.C. Comiskey & Company, P.C.'s response letter is filed as an exhibit to this Form 8-K.

ITEM 5. OTHER MATERIAL INFORMATION

     REGULATION S OFFERING.   On May 10, 1996, the Board of Directors of
Starlight approved an offering of 563,141 shares of Common Stock of Starlight pursuant to Regulation S. The offering price shall be $.20 per share of Common Stock.

     CHANGE OF NAME.   On May 10, 1996, the Board of Directors of Starlight
approved changing the name of Starlight to "Toucan Mining Corporation" to better reflect the Share Exchange. The name change is subject to approval by the shareholders of Starlight, which approval is expected to be sought as soon as practicable after the date hereof.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     It is impracticable to provide all of the required financial statements for Starlight or Toucan at this time. The registrant will file such financial statements as soon as practicable, but no later than 60 days after this report must be filed.

(b) PRO FORMA FINANCIAL INFORMATION.

     It is impracticable to provide the required pro forma financial statements for Starlight or Toucan at this time. The registrant will file such financial statements as soon as practicable, but no later than 60 days after this report must be filed.

(c) EXHIBITS.

     The following exhibits are furnished in accordance with Item 601 of Regulation S-K.

       2 Share Exchange Agreement, dated May 10, 1996, by and among Starlight Acquisition, Inc. and the Shareholders of Toucan Mining Limited.

      10.1 Warrant Agreement, dated May 10, 1996, by and between Starlight Acquisition, Inc. and R. Haydn Silleck, John B. Marvin, Peter S. Daley and Jay Lutsky.

      10.2 Indemnification Agreement, dated May 10, 1996, by and among
           R. Haydn Silleck, John B. Marvin, Peter S. Daley, Jay Lutsky, Starlight Acquisition, Inc. and Toucan Mining Limited.

      16 Statement from Comiskey & Company, P.C. regarding change in certifying accountants.

                            APPENDIX A

                                                            SHARES  OWNED(1)
                                                          -------------------
                                                                   PERCENT
                                                          NUMBER  OF CLASS(2)
                                                          ------  -----------
Clark Arnold(2) . . . . . . . . . . . . . . . . . . . .   420,000     8.23
Dunlaw Nominees . . . . . . . . . . . . . . . . . . . .   294,000     5.76
Caithness Limited(4). . . . . . . . . . . . . . . . . . 1,238,734    24.28
Zalcany Limited(5). . . . . . . . . . . . . . . . . . .   504,000     9.88
Roy G. Williams(5)(6) . . . . . . . . . . . . . . . . .    42,000     0.82
Richard M. Harris(5). . . . . . . . . . . . . . . . . .    42,000     0.82
Jonathan D. Harris(5) . . . . . . . . . . . . . . . . .    42,000     0.82
J. P. Jeffcock No. 2 Settlement(4). . . . . . . . . . .   484,008     9.49
Carlos Lins E. Silva(3) . . . . . . . . . . . . . . . .   210,000     4.12
Igor Mousasticoshvily(3). . . . . . . . . . . . . . . .   210,000     4.12
Mustardseed Estates Ltd.(5)(6). . . . . . . . . . . . .   210,000     4.12
The Magnum Trust(4) . . . . . . . . . . . . . . . . . .   105,000     2.06

- -------------
(1) The persons named in this table have record ownership of such shares and except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to shares shown as beneficially owned by them.

(2)  Based on 5,101,469 shares of Common Stock outstanding.

(3)  Director or officer of Starlight or MBL.

(4) Reads Trust Company Limited, as trustee, have sole voting and investment control with respect to the shares held by the following shareholders:
Caithness Limited (1,238,734); J.P. Jeffcock No. 2 Settlement (484,008); The Magnum Trust (105,000); this represents, in the aggregate, 35.83% of the capital of Starlight following the merger with Toucan.

    Mr. Robert Jeffcock is included in a class of potential beneficiaries in a Trust which owns Caithness Limited.

(5) Zalcany Limited is a company ultimately controlled and owned by Mr. R.G. Williams, Mr. R.M. Harris and Mr. J.D. Harris. Together they effectively share the voting and investment power of the shares in Starlight held by Zalcany Limited.

(6) Mr. R.G. Williams' family owns the equity share capital of Mustardseed Estates Limited. Accordingly, Mr. R.G. Williams controls or shares voting investment power over the following shareholders; R.G. Williams (42,000); Zalcany Limited (504,000); and Mustardseed Estates Limited (210,000). This represents in the aggregate, 14.82% of the issued share capital of Starlight following the Share Exchange.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              STARLIGHT ACQUISITION, INC.
                                   (Registrant)



Date:  May 13, 1996      By:     /s/ Robert Jeffcock
                            ---------------------------------------------------
                            Robert Jeffcock
                            Chief Executive Officer and Chief Financial Officer

                        INDEX TO EXHIBITS




EXHIBIT NO.                 EXHIBIT                         PAGE
- -----------                 -------                         ----
    2 Share Exchange Agreement, dated May 10, 1996, by and among Starlight Acquisition, Inc. and the Shareholders of Toucan Mining Limited

  10.1 Warrant Agreement, dated May 10, 1996, by and between Starlight Acquisitions, Inc. and R.
           Haydn Silleck, John B. Marvin, Peter S. Daley and Jay Lutsky

  10.2 Indemnification Agreement, dated May 10, 1996, by and among R. Haydn Silleck, John B. Marvin, Peter
           S. Daley, Jay Lutsky, Starlight Acquisition, Inc. and
           Toucan Mining Limited

  16       Statement from Comiskey & Company, P.C.
           regarding change in certifying accountants